FORM OF SHARE CERTIFICATE
 NUMBER              SHARES
 CUSIP              CLASS
                         AMERICAN FUNDS
[Name of Fund]
This certifies that           is the owner of
Fully paid and non-assessable [Common Shares of Capital Stock][Shares of Beneficial Inerest], of the Class and number indicated above, of [Name of Fund], [each of the par value of One Tenth of One Cent][without par value], transferable on the books of the [Corporation][Trust] by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent. (See reverse for certain abbreviations.)
Witness, the facsimile signatures of duly authorized officers of the [Corporation][Trust].
         Dated:
 [signature]           [signature]
 Secretary            President
COUNTERSIGNED
AMERICAN FUNDS SERVICE COMPANY
TRANSFER AGENT
          BY:

____________________________________________________
             AUTHORIZED SIGNATURE
THE ISSUER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH CLASS AND SERIES INSOFAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OR TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF CLASSES AND SERIES OF SHARES OF THE ISSUER. IF YOU WOULD LIKE A COPY OF THE FULL STATEMENT, PLEASE WRITE TO THE SECRETARY OF THE ISSUER OR ITS TRANSFER AGENT.
CLASS B AND SERIES B SHARES REDEEMED WITHIN SIX YEARS OF THEIR PURCHASE ARE SUBJECT TO A DEFERRED SALES CHARGE OF UP TO 5%. CLASS C AND SERIES C SHARES REDEEMED WITHIN ONE YEAR OF THEIR PURCHASE ARE SUBJECT TO A DEFERRED SALES CHARGE OF 1%. IN ADDITION, DURING THE MONTH FOLLOWING THE 96-MONTH PERIOD THAT BEGINS ON THE FIRST DAY OF THE MONTH IN WHICH CLASS B AND SERIES B SHARES ARE PURCHASED, SUCH SHARES (ALONG WITH SHARES OF THE SAME CLASS AND SERIES PURCHASED THROUGH REINVESTMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS ON SUCH SHARES) WILL AUTOMATICALLY CONVERT TO CLASS A SHARES (OR COMMON SHARES) ON THE BASIS OF THEN CURRENT RELATIVE NET ASSET VALUES PER SHARE. SIMILARLY, DURING THE MONTH FOLLOWING THE 120-MONTH PERIOD THAT BEGINS ON THE FIRST DAY OF THE MONTH IN WHICH CLASS C AND SERIES C SHARES ARE PURCHASED, SUCH SHARES (ALONG WITH SHARES OF THE SAME CLASS AND SERIES PURCHASED THROUGH REINVESTMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS ON SUCH SHARES) WILL AUTOMATICALLY CONVERT TO CLASS F SHARES (OR ALTERNATIVE COMMON SHARES, SERIES F) ON THE BASIS OF THEN CURRENT RELATIVE NET ASSET VALUES PER SHARE. THE ISSUER MAY SUSPEND SUCH CONVERSION IN CERTAIN LIMITED CIRCUMSTANCES, IN WHICH CASE AN EXCHANGE PRIVILEGE WILL APPLY. THE ISSUER MAY REQUIRE TENDER OF THIS CERTIFICATE PRIOR TO ANY CONVERSION OR EXCHANGE. IF SUCH TENDER IS NOT REQUIRED, THE NUMBER OF SHARES REPRESENTED BY THIS CERTIFICATE AFTER SUCH CONVERSION OR EXCHANGE WILL BE DIFFERENT THAN THE NUMBER INDICATED ON THE FACE OF THIS CERTIFICATE. SHAREHOLDERS MAY RETURN THIS CERTIFICATE AFTER ANY CONVERSION OR EXCHANGE AND OBTAIN A NEW CERTIFICATE (OR CERTIFICATES) REPRESENTING THE ACTUAL NUMBER AND TYPE OF SHARES OWNED.
NOTE: SHARES REPRESENTED BY THIS CERTIFICATE MAY BE REDEEMED WITHOUT THE CONSENT OR APPROVAL OF THE SHAREHOLDER FOR THE THEN CURRENT NET ASSET VALUE PER SHARE IF AT SUCH TIME THE SHAREHOLDER OWNS OF RECORD SHARES HAVING AN AGGREGATE NET ASSET VALUE OF LESS THAN THE MINIMUM INITIAL INVESTMENT AMOUNT.

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
EXPLANATION OF ABBREVIATIONS

THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE REGISTRATION ON THE FACE OF THIS

CERTIFICATE, SHALL HAVE THE MEANINGS ASSIGNED BELOW:


ADM       - ADMINISTRATRIX      FBO              -  FOR THE BENEFIT OF       TTEE         -  TRUSTEE

             ADMINISTRATOR      GDN              -  GUARDIAN                 U/A          -  UNDER AGREEMENT

COM       -  COMMUNITY          JT TEN           -  JOINT TENANTS WITH       UDT          -  UNDERDECLARATION
PROP      PROPERTY                               RIGHT OF SURVIVORSHIP                    OF TRUST

CONS      - CONSERVATOR         JTWROS                                       UGMA/        -  UNIFORM GIFTS TO
CUST      - CUSTODIAN           LIFE TEN         -   LIFE TENANT             (STATE)      MINORS ACT IN EFFECT
DTD       - DATED               (STATE)/TOD      -  UNIFORM TRANSFER         UTMA/        IN THE STATE
                                                 ON DEATH                    (STATE)      INDICATED
                                                                                          -  UNIFORM TRANSFERS
                                                                                          TO MINORS ACT IN

EST       - ESTATE OF THE       TR               ACT IN EFFECT IN THE        U/W          EFFECT IN THE STATE
ET AL     ESTATE OF             TEN COM          STATE INDICATED                          INDICATED
EXEC      - AND OTHERS                           -  TRUST                                 -  LAST WILL AND
          - EXECUTOR                             -  TENANTS IN COMMON                     TESTAMENT UNDER LAST
                                                                                          WILL AND TESTAMENT OF
                                                                                          UNDER THE WILL OF

          - EXECUTRIX           -  TENANTS BY THE   ENTIRETIES                               OF THE WILL OF
          TEN ENT                                                                         NOTE:  ABBREVIATIONS REFER WHERE
APPROPRIATE TO THE SINGULAR OR PLURAL, MALE OR FEMALE.

OTHER ABBREVIATIONS MAY ALSO BE USED, INCLUDING U.S. POSTAL SERVICE TWO-LETTER STATE

ABBREVIATIONS.

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REQUIREMENTS:  THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH
THE NAME(S) WRITTEN ON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR," SUCH AS A BANK, SAVINGS ASSOCIATION OR CREDIT UNION THAT IS FEDERALLY INSURED OR A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. A NOTARY PUBLIC IS NOT AN ACCEPTABLE GUARANTOR.
FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL, ASSIGN, AND TRANSFER
                             SHARES OF THE ISSUER REPRESENTED BY THIS
CERTIFICATE TO:


(PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE)AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________________________________
ATTORNEY TO TRANSFER THESE SHARES ON THE BOOKS OF THE ISSUER WITH FULL POWER OF SUBSTITUTION.



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                                    SIGNATURE OF OWNER                   DATE



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                              SIGNATURE OF CO-OWNER, IF ANY
DATE
IMPORTANT: BEFORE SIGNING, PLEASE READ AND COMPLY WITH THE REQUIREMENTS PRINTED ABOVE.
SIGNATURE(S) GUARANTEED BY:
______________________________________________________________________